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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE
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         NEW VALLEY CORPORATION SELLS OFFICE BUILDINGS FOR $112 MILLION


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         MIAMI, FL, SEPTEMBER 29, 1998 -- New Valley Corporation (OTC: NVYL)
today announced that its New Valley Realty division has completed the sale of four office buildings located in New Jersey and Michigan to institutional investors for approximately $112 million. New Valley received approximately $13 million in cash from the transaction, as the office buildings were subject to $99 million of mortgage financing which was retired at closing.

         New Valley is principally engaged in investment banking and brokerage through Ladenburg, Thalmann & Co. Inc. in real estate development in Russia through BrookeMil Ltd., and in ownership and management of commercial real estate in the U.S. through its New Valley Realty division.